                                                                   EXHIBIT 10.13

                          PURCHASE AND SALE AGREEMENT


                          Dated as of August 20, 1996


                                     among


                          TERRA INTERNATIONAL, INC.,

                     TERRA NITROGEN, LIMITED PARTNERSHIP,

                    BEAUMONT METHANOL, LIMITED PARTNERSHIP,

                           TERRA FUNDING CORPORATION

                                      and

                              TERRA CAPITAL, INC.

                               TABLE OF CONTENTS
                               -----------------

                                                                            PAGE

                                   ARTICLE I
                               AGREEMENT TO SELL.............................  4

1.1.  Sales..................................................................  4
1.2.  Timing of Purchases....................................................  5
1.3.  Consideration for Purchases............................................  6
1.4.  Sale Termination Date..................................................  6
1.5.  No Recourse............................................................  6
1.6.  True Sales.............................................................  6

                                  ARTICLE II
                         CALCULATION OF PURCHASE PRICE.......................  7

2.1.  Calculation of Purchase Price..........................................  7

                                  ARTICLE III
                           PAYMENT OF PURCHASE PRICE.........................  9

3.1.  Initial Purchase Price Payment.........................................  9
3.2.  Subsequent Purchase Price Payments.....................................  9
3.3.  Settlement as to Specific Receivables.................................. 10
3.4.  Settlement as to Dilution.............................................. 11
3.5.  Reconveyance of Receivables............................................ 12

                                  ARTICLE IV
                            CONDITIONS OF PURCHASES.......................... 12

4.1.  Conditions Precedent to Initial Purchase............................... 12
4.2.  Certification as to Representations and Warranties..................... 14

                                   ARTICLE V
                        REPRESENTATIONS AND WARRANTIES....................... 14

5.1.  Representations of Originators......................................... 14

                                  ARTICLE VI
                                   COVENANTS................................. 19

6.1.  Affirmative Covenants.................................................. 19
6.2.  Reporting Requirements................................................. 20
6.3.  Negative Covenants..................................................... 21

                                                                           PAGE
                                                                           ----
                                  ARTICLE VII
                     ADDITIONAL RIGHTS AND OBLIGATIONS IN
                          RESPECT OF THE RECEIVABLES ....................   22

7.1.   Rights of the Company ............................................   22
7.2.   Responsibilities of Originators ..................................   22
7.3.   Further Action Evidencing Purchases ..............................   23
7.4.   Application of Collections .......................................   24
7.5.   Sub-Servicers ....................................................   24


                                 ARTICLE VIII
                                INDEMNIFICATION .........................   24

8.1.   Indemnities by Originators .......................................   24


                                  ARTICLE IX
                                MISCELLANEOUS ...........................   26

9.1.   Amendments, Etc ..................................................   26
9.2.   Notices, Etc .....................................................   27
9.3.   No Waiver; Cumulative Remedies ...................................   27
9.4.   Binding Effect; Assignability ....................................   27
9.5.   Governing Law ....................................................   27
9.6.   Costs, Expenses and Taxes ........................................   28
9.7.   Submission to Jurisdiction .......................................   28
9.8.   Waiver of Jury Trial .............................................   28
9.9.   Captions and Cross References; Incorporation by Reference ........   29
9.10.  Execution in Counterparts ........................................   29
9.11.  Acknowledgment and Agreement .....................................   29
9.12.  No Proceedings ...................................................   29
9.13.  Addition of Originators ..........................................   29
9.14.  Deletion of BMLP .................................................   30

                                                                           PAGE
                                                                           ----

EXHIBIT A -- Form of Purchase Report

EXHIBIT B -- Form of the Initial Purchaser Note

EXHIBIT C -- Office Locations

Schedule 5.1(n)    Trade Names

                          PURCHASE AND SALE AGREEMENT


     THIS PURCHASE AND CONTRIBUTION AGREEMENT (as amended, supplemented or modified from time to time, this "Agreement"), dated as of August 20, 1996, is among TERRA INTERNATIONAL, INC., a Delaware corporation ("TI"), TERRA NITROGEN, LIMITED PARTNERSHIP, a Delaware limited partnership ("TNLP"), BEAUMONT METHANOL, LIMITED PARTNERSHIP, a Delaware limited partnership ("BMLP"; TI, TNLP, BMLP and the other Persons that may become parties hereto as originators pursuant to
Section 9.13 are sometimes individually referred to as an "Originator" and collectively as the "Originators"), TERRA FUNDING CORPORATION, a Delaware corporation (the "Company"), and TERRA CAPITAL, INC., a Delaware corporation ("Terra Capital"), as initial Servicer.


                                  Definitions
                                  -----------

     Unless otherwise indicated, certain terms that are capitalized and used throughout this Agreement are defined in Schedule I to the Receivables Purchase Agreement of even-date herewith (as amended, supplemented or otherwise modified from time to time, the "Receivables Purchase Agreement"), among the Company, Terra Capital, as initial Servicer, the financial institutions party thereto from time to time as purchasers ("Purchasers") and BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, as administrative agent for Purchasers (in such capacity, the "Administrative Agent").

The following terms have the respective meanings indicated hereinbelow:

     Available Funds shall have the meaning assigned to such term in Section 3.2 hereof.

     Contributed Receivables shall have the meaning assigned to such term in
Section 1.2(b) hereof.

     Deemed Collection means amounts payable by an Originator pursuant to
Section 3.3 or 3.4.

     "Designated Receivables" means all Receivables originated or acquired by an Originator, other than those Receivables designated by such Originator on a Purchase Report as not being sold, assigned or transferred to the Company, provided that such excluded Receivables shall have been selected on a random basis and that, after giving effect to such exclusion, the Aggregate Required Allocations do not exceed the Required Allocations Limit.

     Ineligible Receivable shall have the meaning assigned to such term in
Section 3.3 hereof.

     Initial Closing Date shall have the meaning assigned to such term in
Section 1.2 hereof.

     Initial Cut-Off Date means July 31, 1996.

     Initial Purchaser Note shall have the meaning assigned to such term in
Section 3.1 hereof.

     Lock-Box Accounts means one or more accounts held in Lock-Box Banks for receiving Collections from Designated Receivables.

     Originator Material Adverse Effect means, with respect to any event or circumstance, a material adverse effect on:

          (i) the business, financial condition or operations of an Originator;

          (ii) the ability of an Originator to perform its obligations under this Agreement or any other Transaction Document to which it is a party;

          (iii) the validity or enforceability as against an Originator of this Agreement or any other Transaction Document to which it is a party;

          (iv) the status, existence, perfection, priority or enforceability of the Company's interest in the Transferred Receivables and the Related Rights sold, contributed or transferred by an Originator; or

          (v) the validity, enforceability or collectibility of any Eligible Receivable, if the effect of the deletion of such Receivable from the Net Pool Balance would result in a violation of the Required Allocations Limit.

     Payment Day means (i) the Initial Closing Date and (ii) each Business Day thereafter that the Originators are open for business.

     Pro Rata Share with respect to any Originator means the ratio, expressed as a percentage, of (i) the aggregate Unpaid Balance of the Transferred Receivables generated by such Originator sold or contributed to the Company on the Initial Closing Date to the aggregate Unpaid Balance of all Transferred Receivables sold or contributed to the Company on the Initial Closing Date, with respect to all periods prior to the first Reporting Date and (ii) the aggregate Unpaid Balance of the Transferred Receivables generated by such Originator sold or contributed to the Company during the most recently ended calendar month to the aggregate Unpaid Balance of all Transferred Receivables sold or contributed during such month, with respect to all periods thereafter.

     Purchase Price shall have the meaning assigned to such term in Section 2.1 hereof.

     Purchase Report shall have the meaning assigned to such term in Section
2.1 hereof.

     Related Rights shall have the meaning assigned to such term in Section 1.1(a) hereof.

     Reporting Date shall have the meaning assigned to such term in Section 2.1.

     Sale Indemnified Amounts shall have the meaning assigned to such term in
Section 8.1 hereof.

     Sale Indemnified Party shall have the meaning assigned to such term in
Section 8.1 hereof.

     Sale Termination Date shall have the meaning assigned to such term in
Section 1.4 hereof.

     Transferred Receivable means a Designated Receivable sold, or purported to have been sold, to the Company pursuant to the Agreement or a Contributed Receivable.

                                   Background
                                   ----------

     1. The Company is a limited purpose corporation, all of the issued and outstanding shares of capital stock of which are wholly-owned, directly or indirectly, by Parent.

     2. The Originators concurrently with the initial sale hereunder may transfer certain Receivables and Related Rights to the Company as part of the capitalization of the Company.

     3. In order to finance its business, each Originator wishes to sell Designated Receivables and Related Rights to the Company, and the Company is willing, on the terms and subject to the conditions set forth herein, to purchase Designated Receivables and Related Rights from each Originator.

     4. The Company intends to sell to the Administrative Agent, for the benefit of the Purchasers, from time to time undivided interests in the Designated Receivables and Related Rights pursuant to the Receivables Purchase Agreement in order to finance, in part, its purchases of Designated Receivables and Related Rights hereunder.

     NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the parties hereto agree as follows:


                                   ARTICLE I

                               AGREEMENT TO SELL

     1.1. Sales. On the terms and subject to the conditions set forth in this Agreement (including Article V), and in consideration of the Purchase Price, until the Sale Termination Date, each Originator agrees to sell, assign, and transfer, and does hereby sell, assign and transfer to the Company, and the Company agrees to purchase, and does hereby purchase, from each Originator, all of such Originator's right, title and interest in and to:

          (i) each Designated Receivable (other than Initial Contributed Receivables, if any) of such Originator that existed and was owing to such Originator as of the close of such Originator's business on the Initial Cut-Off Date;

          (ii) each Designated Receivable (other than Contributed Receivables, if any) created, acquired or originated by such Originator from the close of such Originator's business on the Initial Cut-Off Date, to and including the Sale Termination Date;

          (iii) all rights to, but not the obligations under, the Contracts and all Related Security with respect to such Designated Receivables;

          (iv)  all monies due or to become due with respect to the foregoing;

          (v)  all books and records related to any of the foregoing;

          (vi) each lock-box to which Collections of Designated Receivables are sent, the Lock-Box Accounts, all amounts on deposit and all investments therein and all related agreements between such Originator and the Lock-Box Banks, in each case to the extent related to such Collections; and

          (vii) all proceeds of the foregoing (as defined in the UCC) received on or after the Initial Cut-Off Date including, without limitation, all funds which either are received by such Originator, the Company or the Servicer from or on behalf of the Obligors in payment of any amounts owed (including, without limitation, finance charges, interest and all other charges) in respect of Designated Receivables, or are applied to such amounts owed by the Obligors (including, without limitation, insurance payments, if any, that such Originator or the Servicer applies in the ordinary course of its business to amounts owed in respect of any Designated Receivable and net proceeds of sale or other disposition of repossessed goods or other collateral or property of the Obligors or any other party directly or indirectly liable for payment of such Designated Receivable and available to be applied thereon).

All purchases and capital contributions hereunder shall be made without recourse, but shall be made pursuant to, and in reliance upon, the representations, warranties and covenants of the Originator, set forth in each Transaction Document. The proceeds and rights described in subsections (iii) through (vii) of this Section 1.1(a) are herein collectively called the "Related Rights" (it being understood that when the term "Related Rights" is applied to the Contributed Receivables, the references in subsections (iii) through (vii) of this Section 1.1(a) to "Designated Receivables" shall be deemed to refer to "Contributed Receivables").

     1.2.  Timing of Purchases.

     (a) Initial Closing Date Purchases. On the date of the first Purchase under the Receivables Purchase Agreement (the "Initial Closing Date") each Originator shall sell to the Company, and the Company shall purchase, pursuant to Section 1.1, such Originator's entire right, title and interest in (i) each Designated Receivable (other than Contributed Receivables, if any) that existed and was owing to such Originator as of the close of such Originator's business on the Initial Cut-Off Date, and (ii) all Related Rights with respect thereto.

     (b) Regular Purchases and Contributions. After the Initial Closing Date, and continuing until the Sale Termination Date, each Designated Receivable described in Section 1.1(a)(ii) hereof, and all the Related Rights with respect thereto, shall be automatically deemed to be sold or contributed by the related Originator to the Company (without any further action) upon the creation or origination of such Designated Receivable. All Receivables indicated on a Purchase Report, if any, as having been contributed to the Company (such Receivables, together with the Initial Contributed Receivables, the "Contributed Receivables"), shall be contributed to the Company on such date.

     1.3. Consideration for Purchases. On the terms and subject to the conditions set forth in this Agreement, the Company agrees to make all Purchase Price payments to the Originators in accordance with Article III.

     1.4. Sale Termination Date. The "Sale Termination Date" shall be the Commitment Termination Date under the Receivables Purchase Agreement.

     1.5. No Recourse. Except as specifically provided in this Agreement, the purchase and sale of Receivables and Related Rights under this Agreement shall be without recourse to the related Originator; provided that each Originator shall be liable to the Company for all representations, warranties, covenants and indemnities made by such Originator pursuant to the terms of this Agreement, it being understood that such obligation of the Originators will not arise on account of the failure of the Obligor for credit reasons to make any payment in respect of a Receivable.

     1.6.  True Sales.

     (a) Each of the Originators and the Company intend the transactions hereunder to constitute true sales (or, in the case of Contributed Receivables, conveyances in the form of capital contributions) of Receivables and Related Rights by each of the Originators to the Company, providing the Company with the full benefits of ownership thereof, and no party hereto intends the transactions contemplated hereunder to be, or for any purpose to be characterized as, a loan from the Company to any Originator.

     (b) In the event (but only to the extent) that the conveyance of Receivables and Related Rights hereunder is characterized by a court or other governmental authority as a loan rather than a sale, each Originator shall be deemed hereunder to have granted to the Company, and each Originator hereby severally grants to the Company, a security interest in all of such Originator's right, title and interest in, to and under all of the following, whether now or hereafter owned, existing or arising: (A) all Transferred Receivables of such Originator, and (B) all Related Rights of such Originator with respect thereto. Such security interest shall secure all of such Originator's obligations (monetary or otherwise) under this Agreement and the other Transaction Documents to which it is a party, whether now or hereafter existing or arising, due or to become due, direct or indirect, absolute or contingent. The Company shall have, with respect to the property described in this Section 1.6, and in addition to all the other rights and remedies available to the Company under this Agreement and applicable law, all the rights and remedies of a secured party under any applicable UCC, and this

Agreement shall constitute a security agreement under applicable law.


                                   ARTICLE II

                         CALCULATION OF PURCHASE PRICE

     2.1. Calculation of Purchase Price. On each Reporting Date (commencing with the first Reporting Date following the Initial Closing Date), the Servicer shall deliver to the Company, the Administrative Agent and each Originator (if the Servicer is other than Terra Capital) a report in substantially the form of Exhibit A (each such report being herein called a "Purchase Report") with respect to the Company's purchases of Designated Receivables from the Originators

          (a) that arose on or prior to the Initial Cut-Off Date (in the case of the first Purchase Report to be delivered hereunder) and

          (b) that arose during the calendar month immediately preceding such Reporting Date (in the case of each successive Purchase Report).

The "Purchase Price" (to be paid to each Originator in accordance with the terms of Article III) for the Designated Receivables and the Related Rights sold by such Originator shall be determined in accordance with the following formula:

     PP   =    AUB - (AUB X FMVD)

     where:

     PP   =    Purchase Price (to be paid to the related Originator in
               accordance with the terms of Article III) as calculated on the relevant Reporting Date.

     AUB  =    (i) for purposes of calculating the Purchase Price on the Initial
               Closing Date, the aggregate Unpaid Balance of, or the amount shown on the related Originator's books for (if less), all Designated Receivables generated by such Originator as at the Initial Cut-Off Date, and

               (ii) for purposes of calculating the Purchase Price for Receivables on each Reporting Date thereafter, the aggregate Unpaid Balance of the Designated Receivables described in Section 1.1(a)(ii) hereof that were generated by such Originator during the immediately preceding calendar month.

     FMVD = Fair Market Value Discount Factor on the determination date, which is the sum of the Loss Discount and the Cost Discount, in each case as calculated on the most recent Reporting Date as set forth in the definitions below.

     "Loss Discount" as measured on any date, a percentage, determined in good faith by Servicer, that reflects the historical average losses experienced by the related Originator with respect to similar receivable generated by such Originator during the previous twelve (12) months, as such average may be adjusted by the Servicer, based on current information then available to the Servicer, to reflect any additional losses that might reasonably be expected to be incurred, but which at the time of determination may not be reflected in such average.

     "Cost Discount" as measured on [(1) the Initial Closing Date, means the one month Eurodollar Rate as of two Business Days prior to the Initial Closing Date, plus .72%] and (2) any Reporting Date means a percentage determined in accordance with the following formula:



     CD   =    (DSO/360) x CR

     where:

     CD   =    the Cost Discount as measured on such Reporting Date;

     DSO  =    the Days of Sales Outstanding, as set forth in the most recent
               Purchase Report; and

     CR   =    the Cost Rate as measured on such Reporting Date.

     "Cost Rate" as measured on any Reporting Date means a per annum percentage rate equal to the sum of (i) the blended Purchaser Rate applicable during the previous calendar month, plus (ii) the percentage used in calculating the Servicer's Fee for the previous calendar month, plus (iii) .02% (or such higher percentage which such Originator and the Company shall specify in good faith so that the purchase price reflects the related fair market value of the related Receivables), plus (iv) the amount, expressed as a per annum percentage rate, of any fees, costs and expenses incurred by the Company during the previous calendar month (and not accounted for in the foregoing clauses (i) and (ii) or paid by the Company from funds other than Collections), including tax payments, management fees and indemnity obligations for which the Company is not indemnified pursuant to this Agreement; provided that, for purposes of minimizing fluctuations in the Cost Rate, the Servicer may allocate and spread any costs and expenses of the Company over several months at the Servicer's reasonable discretion, subject to the requirement that such allocation be reasonably calculated to allow the Company to recover such costs and expenses over a reasonable period of time. It is understood that at the discretion of the Company, expenses in clause (iv) shall not include expenses paid from contributions to capital, earnings, fees or sources other than Collections.


                                  ARTICLE III

                           PAYMENT OF PURCHASE PRICE

     3.1. Initial Purchase Price Payment. On the terms and subject to the conditions set forth in this Agreement, the Company agrees to pay to each Originator on the Initial Closing Date the Purchase Price for the purchase to be made from such Originator with respect to Designated Receivables generated by such Originator existing on or prior to the Initial Cut-Off Date (a) in cash in an amount equal to such Originator's Pro Rata Share of the amount received by the Company in connection with the first Purchase made pursuant to the Receivables Purchase Agreement and (b) by the issuance of a promissory note in the form of Exhibit B to each Originator (other than TNLP) and to Terra Capital (each such promissory note, as it may be amended, supplemented, indorsed or otherwise modified from time to time in substitution therefor or renewal thereof in accordance with the Transaction Documents, being herein called an "Initial Purchaser Note") in the initial principal amount equal to the remainder of the Purchase Price owing to such Originator (or to TNLP in the case of Terra Capital's Initial Purchaser Note) on the Initial Closing Date after subtracting the amount paid in cash. The principal of the Initial Purchaser Note issued to Terra Capital evidences amounts paid by Terra Capital to TNLP.

     3.2. Subsequent Purchase Price Payments. On each Business Day after the Initial Closing Date until the termination of this Agreement pursuant to Section
9.4 hereof, the Company shall pay to each Originator a portion of the Purchase Price due to such Originator pursuant to Section 2.1 by depositing into such account as such Originator shall specify immediately available funds from such Originator's Pro Rata share of monies then held by or on behalf of the Company (or by permitting such Originator to retain Collections received by such Originator in its capacity as a sub-servicer) solely to the extent that such monies do not constitute Collections that are required to be segregated and held by the Servicer pursuant to the Receivables Purchase Agreement or to be distributed to the Administrative Agent or the Purchasers pursuant to the Receivables Purchase Agreement on the next Settlement Date or required to be paid to the Servicer as the Servicer's Fee on the next Settlement Date, or otherwise necessary to pay current expenses of the Company or to provide required reserves for

Estimated Taxes (in its reasonable discretion) (such available monies, the "Available Funds") and provided that such Originator has paid all amounts then owing by it hereunder. To the extent that the Available Funds are insufficient to pay the Purchase Price then due to any Originator in full, the remaining portion of such Purchase Price shall be paid by increasing the principal amount of the Initial Purchaser Note of such Originator (or, in the case of TNLP, of Terra Capital), effective as of the related Month End Date. To the extent that
(x) the amount due pursuant to Section 2.1 with respect to all Designated Receivables generated by an Originator that arose during the corresponding month is exceeded by (y) the amount paid to such Originator during such month pursuant to the foregoing sentences for such Designated Receivables, such excess shall be treated as a reduction in the principal amount of the Initial Purchaser Note of such Originator (or, in the case of TNLP, of Terra Capital), effective as of the related Month End Date; provided, however, that if at any time the unpaid principal amount of the Initial Purchaser Note of such Originator (or, in the case of TNLP, of Terra Capital) has been reduced to zero, such Originator shall pay the Company the remainder owed with respect thereto in immediately available funds.

     Each Originator (or Terra Capital, in the case of the Initial Purchaser Note held by it) shall make all appropriate record keeping entries with respect to the Initial Purchaser Note held by it to reflect payments by the Company thereon and such Person's books and records shall constitute rebuttable presumptive evidence of the principal amount of and accrued interest on such Initial Purchaser Note. Each Originator (or Terra Capital, in the case of the Initial Purchaser Note held by it) shall return the Initial Purchaser Note held by it to the Company upon the final payment thereof after the termination of this Agreement pursuant to Section 9.4 hereof.

     3.3. Settlement as to Specific Receivables. Subject to Section 7.2(a) hereof, if an officer of any Originator obtains knowledge or receives notice from the Company or the Administrative Agent that (a) on the day that any Receivable purchased or contributed hereunder was created, acquired or originated by such Originator (or, in the case of Receivables transferred or contributed on the Initial Closing Date, on the Initial Closing Date) any of the representations or warranties set forth in Section 5.1(k) was not true with respect to such Receivable, or such Receivable was designated as an Eligible Receivable on the related Purchase Report and was not an Eligible Receivable or,
(b) on any day any of the representations or warranties set forth in Section 5.1(k) with respect to any Transferred Receivable generated by such Originator is no longer true with respect to a Transferred Receivable (each such Receivable, an "Ineligible Receivable"), then such Originator as soon as practicable, but in any event on or before the next Reporting Date, shall offset against the Purchase Price with respect to Designated Receivables generated by such Originator that arose during the same month in which such knowledge is obtained or notification is received an amount equal to the Unpaid Balance of such Ineligible Receivable as of the related Month End Date; provided, however, that if there have been no purchases of Designated Receivables from such Originator (or insufficiently large purchases of Designated Receivables from such Originator to create a Purchase Price large enough to so reduce by the amount of such net reduction) during such month, any amount owed by which the Purchase Price payable to such Originator would have been reduced pursuant to the immediately preceding clause of this sentence shall be paid by either (at the option of such Originator, unless the Company will, absent such payment in cash, be unable to meet its obligations under the Receivables Purchase Agreement (including its obligations to maintain reserves for Estimated Taxes) on the next occurring Settlement Date or other date on which a payment is due pursuant to the Receivables Purchase Agreement, in which case such Originator shall make a cash payment on or before such Settlement Date or other date) a reduction in the principal amount of the Initial Purchaser Note of such Originator (or, in the case of TNLP, of Terra Capital) (but not below zero) or by payment within five Business Days after the related Reporting Date in cash by such Originator to the Company by payment of same day funds; provided, further, that if the Company receives payment on account of Collections due with respect to such Ineligible Receivable after such Settlement Date or other date, as the case may be, the Company promptly shall deliver such funds to such Originator. The enforcement of the obligations set forth in this
Section 3.3 shall be the sole remedy of the Company with respect to Ineligible Receivables.

     3.4. Settlement as to Dilution. Each Purchase Report shall include, in respect of the Receivables previously contributed or sold to the Company (including the Initial Contributed Receivables), a calculation of the aggregate net reduction in the aggregate Unpaid Balance of such Receivables owed by particular Obligors on account of any defective or rejected products or services, returns of unclaimed products, any cash discount, allowances, credits, billing errors, write-offs, discounts, sales return adjustments, credit memos and adjustments by, or setoffs in respect of any claims by the Obligor(s) thereof against, any Originator or any of its Affiliates, other than the Company (whether such claims arise out of the same or a related or unrelated transaction), or any rebate or refund during the most recent month. Subject to
Section 7.2(a) hereof, the Purchase Price to be paid to each Originator for the Designated Receivables generated by it during the month for which such Purchase Report is delivered shall be decreased by the amount of such net reduction; provided, however, that if there have been no purchases of

Receivables from such Originator (or insufficiently large purchases of Receivables from such Originator to create a Purchase Price large enough to so reduce by the amount of such net reduction) during such month, any amount owed by which the Purchase Price payable to such Originator would have been reduced pursuant to the immediately preceding clause of this sentence shall be paid by either (at the option of such Originator, unless the Company will, absent such payment in cash, be unable to meet its obligations under the Receivables Purchase Agreement on the next occurring Settlement Date, in which case such Originator shall make a cash payment on or before such Settlement Date) a reduction in the principal amount of the Initial Purchaser Note (but not below zero) of such Originator (or, in the case of TNLP, of Terra Capital) or by payment within two Business Days after the related Reporting Date in cash by such Originator to the Company by payment of same day funds.

     3.5. Reconveyance of Receivables. In the event that an Originator has paid (by effecting a Purchase Price reduction or otherwise) to the Company the full Unpaid Balance of any Receivable pursuant to Section 3.3, the Company shall reconvey such Receivable and all Related Rights with respect thereto, to such Originator, without recourse, representation or warranty, but free and clear of all liens created by the Company.


                                   ARTICLE IV

                            CONDITIONS OF PURCHASES

     4.1. Conditions Precedent to Initial Purchase. The initial purchase and contribution hereunder is subject to the condition precedent that the Company shall have received, on or before the Initial Closing Date, the following, each (unless otherwise indicated) dated the Initial Closing Date, and each in form, substance and date reasonably satisfactory to the Company and the Administrative
Agent:

          (a) A copy of the resolutions of the Board of Directors of each Originator (or, in the case of a partnership, of the general partner of such Originator) approving the Transaction Documents to be delivered by it and the transactions contemplated hereby and thereby, certified by the Secretary or Assistant Secretary of such Person;

          (b) Good standing certificate for each Originator issued as of a recent date by the Secretaries of State of the states of such Person's incorporation and such Person's principal place of business;

          (c) A certificate of the Secretary or Assistant Secretary of each Originator (or, in the case of a partnership, of the general partner of such Originator) certifying the names and true signatures of the officers authorized on its behalf to sign the Transaction Documents to be delivered by it (on which certificate the Company and Servicer (if other than Terra Capital) may conclusively rely until such time as the Company and the Servicer shall receive from such Originator a revised certificate meeting the requirements of this subsection (c));

          (d) The articles of incorporation of each Originator that is a corporation, duly certified by the Secretary of State of the state of such Person's incorporation as of a recent date, together with a copy of the by-laws of such Person, duly certified by the Secretary or an Assistant Secretary of such Person; in the case of each Originator that is a partnership, a copy of such Person's partnership agreement, duly certified by the Secretary or an Assistant Secretary of the general partners;

          (e) Copies of proper financing statements (Form UCC-1) that have been duly executed and name each Originator as the assignor and the Company as the assignee (and the Administrative Agent as assignee of the Company) of the Transferred Receivables and the Related Rights or other, similar instruments or documents, as may be necessary or, in Servicer's or the Administrative Agent's opinion, desirable under the UCC of all appropriate jurisdictions or any comparable law of all appropriate jurisdictions to perfect the Company's ownership interest in all Receivables and Related Rights in which an ownership interest may be assigned to it hereunder;

          (f) A written search report from a Person satisfactory to Servicer and the Administrative Agent listing all effective financing statements that name any Originator as debtor or assignor and that are filed in the jurisdictions in which filings were made pursuant to the foregoing subsection (e) together with copies of such financing statements (none of which, except for those described in the foregoing subsection (e) and those for which a proper release or amendment shall have been executed by the related debtor and secured party and delivered to the Administrative Agent, shall cover any Transferred Receivable or any Related Right), and tax and judgment lien search reports from a Person satisfactory to Servicer and the Administrative Agent showing no evidence of such liens filed against any Originator;

          (g) Evidence (i) of the execution and delivery by each of the parties thereto of each of the other Transaction

     Documents to be executed and delivered in connection herewith and (ii) that each of the conditions precedent to the execution, delivery and effectiveness of such other Transaction Documents has been satisfied to the Company's satisfaction;

          (h) The Initial Purchaser Notes in favor of each Originator (other than TNLP) and Terra Capital, duly executed by the Company; and

          (i) A certificate from an officer of each Originator to the effect that Servicer and such Originator have placed on the most recent, and have taken all steps reasonably necessary to ensure that there shall be placed on subsequent, summary master control data processing reports the following legend (or the substantive equivalent thereof): "DESIGNATED RECEIVABLES DESCRIBED HEREIN HAVE BEEN SOLD TO TERRA FUNDING CORPORATION PURSUANT TO A PURCHASE AND SALE AGREEMENT, DATED AS OF AUGUST 20, 1996, AS AMENDED; AND AN INTEREST IN THE RECEIVABLES DESCRIBED HEREIN HAS BEEN GRANTED AND ASSIGNED TO BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, AS ADMINISTRATIVE AGENT, PURSUANT TO A RECEIVABLES PURCHASE AGREEMENT, DATED AS OF AUGUST 20, 1996, AMONG TERRA FUNDING CORPORATION, TERRA CAPITAL, INC., CERTAIN FINANCIAL INSTITUTIONS AND BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, AS ADMINISTRATIVE AGENT.

     4.2. Certification as to Representations and Warranties. Each Originator, by accepting the Purchase Price related to each purchase of Designated Receivables (and Related Rights), shall be deemed to have certified that the representations and warranties contained in Article V are true and correct on and as of the day of such purchase, with the same effect as though made on and as of such day.


                                   ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

     5.1.  Representations of Originators.    In order to induce the Company to
enter into this Agreement and to make purchases hereunder, each Originator hereby makes the representations and warranties set forth in this Section 5.1.

          (a) Organization and Good Standing. Such Originator has been duly organized and is validly existing as a corporation or partnership in good standing under the laws of the state of its formation, with power and authority to own its properties and to conduct its business as such properties are presently owned and such business is presently conducted.

          (b) Due Qualification. Such Originator is duly licensed or qualified to do business as a foreign entity in good standing in all jurisdictions in which the ownership or lease of its property or the conduct of its business requires such licensing or qualification except where the failure to be so licensed or qualified has not had and would not reasonably be expected to have an Originator Material Adverse Effect.

          (c) Power and Authority; Due Authorization. Such Originator has (a) all necessary power, authority and legal right (i) to execute and deliver, and perform its obligations under, each Transaction Document to which it is a party, and (ii) to generate, own, sell, contribute and assign Receivables on the terms and subject to the conditions herein and therein provided; and
     (b) duly authorized such execution and delivery and such sale, contribution and assignment and the performance of such obligations by all necessary corporate or partnership, as the case may be, action.

          (d) Valid Sale; Binding Obligations. Each sale or contribution of Receivables and Related Rights made by such Originator pursuant to this Agreement shall constitute a valid sale (or contribution, as the case may be), transfer, and assignment thereof to the Company, enforceable against creditors of, and purchasers from, such Originator; and this Agreement constitutes, and each other Transaction Document to be signed by such Originator, when duly executed and delivered, will constitute, a legal, valid, and binding obligation of such Originator, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

          (e) No Violation. The consummation of the transactions contemplated by this Agreement and the other Transaction Documents to which such Originator is a party, and the fulfillment of the terms hereof or thereof will not (a) conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under (i) such Originator's organizational documents, or
     (ii) any indenture, loan agreement, mortgage, deed of trust, or other agreement or instrument to which it is a party or by which it is bound, except where such violation has not had and would not reasonably be expected to have an Originator Material Adverse Effect, (b) result in the creation or imposition of any Adverse Claim upon any of its properties pursuant to the terms of any such indenture, loan agreement, mortgage, deed of trust, or other agreement or instrument, other than the Transaction Documents, or (c) violate any law or any order, rule, or regulation applicable to it of any court or of any federal, state or foreign regulatory body, administrative agency, or other governmental instrumentality having jurisdiction over it or any of its properties, except where such violation has not had and would not reasonably be expected to have an Originator Material Adverse Effect.

          (f) Proceedings. There is no litigation, proceeding or investigation pending, or to the best of such Originator's knowledge, threatened, before any court, regulatory body, arbitrator, administrative agency, or other tribunal or governmental instrumentality (a) asserting the invalidity of any Transaction Document to which such Originator is a party,
     (b) seeking to prevent the sale or contribution of Receivables to the Company or the consummation of any of the other transactions contemplated by any Transaction Document to which such Originator is a party, or (c) seeking any determination or ruling that would reasonably be expected to have an Originator Material Adverse Effect.

          (g) Bulk Sales Act. No transaction contemplated hereby requires compliance with any bulk sales act or similar law.

          (h) Government Approvals. Except for the filing of the UCC financing statements referred to in Article IV, all of which, at the time required in Article IV, shall have been duly made and shall be in full force and effect, no authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for such Originator's due execution, delivery and performance of any Transaction Document to which it is a party.

          (i) Financial Condition. On the date hereof such Originator is, and on the date of each transfer of a new Receivable hereunder (both before and after giving effect to such transfer), such Originator shall be Solvent.

          (j) Margin Regulations. No use of any funds acquired by such Originator under this Agreement will conflict with or contravene any of Regulations G, T, U and X promulgated by the Board of Governors of the Federal Reserve System from time to time.

          (k)  Quality of Title.

               (i) Each Receivable (together with the Related Rights with respect to such Receivable) which is to be sold or contributed by such Originator to the Company hereunder is or shall be, at the time of such sale or contribution, owned by such Originator, free and clear of any Adverse Claim. Whenever the Company makes a purchase or accepts a contribution of a Receivable from such Originator hereunder, it shall have acquired a valid and perfected ownership interest (free and clear of any Adverse Claim, other than an Adverse Claim created by or arising through the Company or the Administrative Agent) in such Receivable and all Collections related thereto, and in such Originator's entire right, title and interest in and to the Related Rights with respect thereto.

               (ii) No effective financing statement or other instrument similar in effect covering any Transferred Receivable or any Related Right is on file in any recording office except such as may be filed in favor of the Company in accordance with this Agreement or in favor of the Administrative Agent in accordance with the Receivables Purchase Agreement or those that, on or prior to the Initial Closing Date, have been released.

          (l) Accuracy of Information. No information heretofore or contemporaneously furnished by such Originator to the Company, any Purchaser or the Administrative Agent for purposes of or in connection with any Transaction Document or any transaction contemplated hereby or thereby is, and no other such information hereafter furnished by such Originator to the Company, any Purchaser, or the Administrative Agent pursuant to or in connection with any Transaction Document will be, inaccurate in any material respect as of the date it was furnished or (except as otherwise disclosed to the Company at or prior to such time) as of the date as of which such information is dated or certified, or, in light of the circumstances made, contained or will contain any material misstatement of fact or omitted or will omit to state any material fact necessary to make such information not materially misleading.

          (m) Offices. Such Originator's principal place of business and chief executive office is located at the address set forth under such Originator's signature hereto, and the offices where such Originator keeps all its books, records and documents evidencing the Receivables, the related

     Contracts and all other agreements related to such Receivables are located at the addresses specified in Exhibit C (or at such other locations, notified to Servicer (if other than Terra Capital), the Company and the Administrative Agent in accordance with Section 6.1(f), in jurisdictions where all action required by Section 7.3 has been taken and completed).

          (n) Trade Names. Except as disclosed on Schedule 5.1(n), such Originator does not use any trade name other than its actual corporate or partnership name. From and after the date that fell five (5) years before the date hereof, such Originator has not been known by any legal name other than its corporate or partnership name as of the date hereof, nor has such Originator been the subject of any merger or other corporate reorganization, except as disclosed on Schedule 5.1(n).

          (o) Taxes. Such Originator has filed all material tax returns and reports required by law to have been filed by it and has paid all taxes and governmental charges thereby shown to be owing, except any such taxes which are not yet delinquent or are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with generally accepted accounting principles shall have been set aside on its books.

          (p) Compliance with Applicable Laws. Such Originator is in compliance, in all material respects, with the requirements of all applicable laws, rules, regulations, and orders of all governmental authorities (including, without limitation, Regulation Z, laws, rules and regulations relating to usury, truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy and all other consumer laws applicable to the Receivables and related Contracts), a breach of any of which, individually or in the aggregate, would be reasonably likely to have an Originator Material Adverse Effect.

          (q) Reliance on Separate Legal Identity. Such Originator is aware that the Purchasers and the Administrative Agent are entering into the Transaction Documents to which they are parties in reliance upon the Company's identity as a legal entity separate from such Originator and any of its other Affiliates.

          (r) Transfers. No purchase of Designated Receivables by the Company from such Originator constitutes a fraudulent transfer or fraudulent conveyance or is otherwise void, voidable or subordinated under similar laws or principles, the doctrine of equitable subordination or for any other reason.


                                   ARTICLE VI

                                   COVENANTS

     6.1. Affirmative Covenants. From the date hereof until the End Date, each Originator will, unless the Company and the Administrative Agent shall otherwise consent in writing:

          (a) Compliance with Laws, Etc. Comply in all material respects with all applicable laws, rules, regulations and orders, including those with respect to the Receivables generated by it and the Contracts and other agreements related thereto.

          (b) Preservation of Existence. Preserve and maintain its corporate or partnership, as the case may be, existence, rights, franchises and privileges in the jurisdiction of its incorporation, and qualify and remain qualified in good standing as a foreign entity in each jurisdiction where the failure to preserve and maintain such existence, rights, franchises, privileges and qualification would have an Originator Material Adverse Effect.

          (c) Receivables Review. (i) At any time and from time to time during regular business hours, upon five Business Days' notice (provided that no such notice shall be required if a Termination Event has accrued and is continuing), permit the Company, the Administrative Agent or their respective agents or representatives, (A) to examine, to audit and make copies of and abstracts from all books, records and documents (including, without limitation, computer tapes and disks) in the possession or under the control of such Originator relating to the Receivables, including, without limitation, the Contracts, and purchase orders and other agreements related thereto, and (B) to visit such Originator's offices and properties for the purpose of examining such materials described in the foregoing clause (A) and discussing matters relating to the Receivables generated by such Originator or such Originator's performance hereunder with any of the officers or employees of such Originator having knowledge of such matters, provided that such Originator shall have the right to have a Responsible Officer present during such discussions; and (ii) to meet with the independent auditors of such Originator, to review such auditors' work papers and otherwise to review with such auditors the books and records of such Originator with respect to the Receivables and the Related Rights, provided that such Originator shall have the right to have a Responsible Officer present during such discussions.

          (d) Keeping of Records and Books of Account. Maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing the Receivables generated by it in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records and other information reasonably necessary or advisable for the collection of all Transferred Receivables generated by it (including, without limitation, records adequate to permit the daily identification of each new Transferred Receivable and all Collections of, and adjustments to, each existing Transferred Receivable).

          (e) Performance and Compliance with Receivables and Contracts. At its expense timely and fully perform and comply with all material provisions, covenants and other promises required to be observed by it under the Contracts and all purchase orders and other agreements related to the Receivables generated by it.

          (f) Location of Records. Keep its principal place of business and chief executive office, and the offices where it keeps its records concerning or related to Receivables, at the address(es) referred to in Exhibit C or, upon 15 days' prior written notice to the Company and the Administrative Agent, at such other locations in jurisdictions where all action required by Section 7.3 shall have been taken and completed.

          (g) Credit and Collection Policies. Comply in all material respects with the Credit and Collection Policy in connection with the Receivables generated by it and all Contracts related thereto.

          (h) Separate Corporate Existence of the Company. Take such actions as shall be required in order to maintain the separate identity of the Company separate and apart from such Originator and its other affiliates, including those set forth in Section 7.07 of the Receivables Purchase Agreement.

     6.2. Reporting Requirements. From the date hereof until the End Date, such Originator will, unless the Company and the Administrative Agent shall otherwise consent in writing, furnish to the Company, the Administrative Agent, and each
Purchaser:

          (a) Proceedings. As soon as possible and in any event within 10 days after a Responsible Officer of such Originator has knowledge thereof, written notice to the Company and the

     Administrative Agent of (i) all pending proceedings and investigations of the type described in Section 5.1(f) not previously disclosed to the Company and/or the Administrative Agent and (ii) all material adverse developments that have occurred with respect to any previously disclosed proceedings and investigations;

          (b) Credit and Collection Policy. Prior to its effective date, notice of any change in the Credit and Collection Policy, other than immaterial changes; and

          (c) Other. Promptly, from time to time, such other information, documents, records or reports respecting the Receivables generated by such Originator or such Originator's performance as seller hereunder that the Company or the Administrative Agent may from time to time reasonably request in order to protect the interests of the Company, the Purchasers, the Administrative Agent or any other Affected Party under or as contemplated by the Transaction Documents.

     6.3. Negative Covenants. From the date hereof until the End Date, such Originator agrees that, unless the Administrative Agent shall otherwise consent in writing, it shall not:

          (a) Sales, Liens, Etc. Except as otherwise provided herein or in any other Transaction Document, sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Adverse Claim upon or with respect to, any Transferred Receivable or related Contract or other Related Right, or any interest therein, or any Collections thereon, or assign any right to receive income in respect thereof.

          (b) Change in Credit and Collection Policy. Make any change in the character of its business or in the Credit and Collection Policy that would impair the collectibility of any Transferred Receivable (unless such Transferred Receivable is not an Eligible Receivable and the Company consents to such change) or otherwise adversely affect the interests or remedies of the Company hereunder or the Administrative Agent or the Purchasers under any Transaction Document.

          (c) Receivables Not to be Evidenced by Promissory Notes. Take any action to cause or permit any Receivable generated by it to become evidenced by any "instrument" (as defined in the applicable UCC), except in connection with the collection of overdue Receivables, provided that, in the case of Eligible Receivables, the original of such instrument is delivered to the Administrative Agent, duly endorsed.

          (d) Extension or Amendment of Receivables. Except as permitted pursuant to the Receivables Purchase Agreement, extend, amend or otherwise modify the terms of any Transferred Receivable, or amend, modify or waive any term or condition of any Contract related thereto, if such extension, amendment, modification or waiver would impair the ultimate collectibility of such Transferred Receivable or otherwise materially adversely affect the rights of the Company, any Purchaser or the Administrative Agent hereunder or in the Transferred Receivables or Related Rights.

          (e) Instructions to Obligors. Instruct Obligors to make payments with respect to any Transferred Receivable to any place other than a lock-box located at a Lock-Box Bank for which an executed Collection Bank Notice or Lock-Box Agreement has been delivered to the Administrative Agent.

          (f) Change in Name. Change its name unless it shall have provided at least 30 days' prior written notice thereof to the Company and the Administrative Agent and shall have taken all action required by Section 7.3.

                                  ARTICLE VII

                      ADDITIONAL RIGHTS AND OBLIGATIONS IN
                           RESPECT OF THE RECEIVABLES

     7.1. Rights of the Company. Each Originator hereby authorizes the Company and the Servicer (if other than such Originator) or their respective designees to take any and all steps in such Originator's name necessary or desirable, in their respective determination, to collect all amounts due under any and all Transferred Receivables, including, without limitation, endorsing such Originator's name on checks and other instruments representing Collections and enforcing such Transferred Receivables and the provisions of the related Contracts.

     7.2. Responsibilities of Originators. Anything herein to the contrary notwithstanding:

          (a) Each Originator agrees to direct the Obligors to make payments of Transferred Receivables directly to a Lock-Box Account that is the subject of an executed Collection Bank Notice or Lock-Box Agreement at a Lock-Box Bank. Each Originator further agrees to transfer any Collections that it receives directly to Servicer within two Business Days of receipt thereof, and agrees that all such Collections shall be deemed to be received in trust for the Company; provided that, to the extent permitted pursuant to
     Section 3.2, such Originator may retain such Collections as a portion of the Purchase Price then payable to or apply such Collections to the reduction of the outstanding balance of the Initial Purchaser Note held by it.

          (b) Each Originator shall perform its obligations hereunder and under the Contracts, and the exercise by the Company or its designee of its rights hereunder shall not relieve such Originator from such obligations.

          (c) Each Originator hereby grants to Servicer (if other than each Originator) an irrevocable power of attorney, with full power of substitution, coupled with an interest, to take in the name of such Originator all steps necessary or advisable to indorse, negotiate or otherwise realize on any writing or other right of any kind held or transmitted by such Originator or transmitted or received by the Company (whether or not from such Originator) in connection with any Receivable.

     7.3. Further Action Evidencing Purchases. Each Originator agrees that from time to time, at its expense, it will promptly execute and deliver all further instruments and documents, and take all further action that the Company or the Administrative Agent may reasonably request in order to perfect, protect or more fully evidence the Company's ownership of the Transferred Receivables (and the Related Rights) purchased or accepted by the Company hereunder, or to enable the Company to exercise or enforce any of its rights hereunder or under any other Transaction Document. Without limiting the generality of the foregoing, upon the request of the Company or the Administrative Agent, each Originator will:

          (a) execute and file such financing or continuation statements, or amendments thereto or assignments thereof, and such other instruments or notices, as may be necessary or appropriate; and

          (b) mark the summary master control data processing records with the legend set forth in Section 4.1(i).

Each Originator hereby authorizes the Company or its designee to file one or more financing or continuation statements, and amendments thereto and assignments thereof, relative to all or any of the Transferred Receivables (and the Related Rights) now existing or hereafter contributed or sold by such Originator. If such Originator fails to perform any of its agreements or obligations under this Agreement, the Company or its designee may (but shall not be required to) itself perform, or cause performance of, such agreement or obligation, and the expenses of the Company or its designee incurred in connection therewith shall be payable by such Originator as provided in Section 9.6.

     7.4. Application of Collections. Any payment by an Obligor in respect of any indebtedness owed by it to such Originator in respect of any Contract shall, except as otherwise specified by such Obligor or otherwise required by contract or law, be applied first, as a Collection of the Transferred Receivables of such Obligor, in the order of the age of such Transferred Receivables, starting with the oldest of such Transferred Receivables, and second, to any other indebtedness of such Obligor.

     7.5. Sub-Servicers. The Company hereby appoints each Originator, and each Originator hereby agrees to act, as sub-servicer with respect to the Transferred Receivables generated by it. In connection therewith, each Originator agrees to service such Transferred Receivables in accordance with, and agrees to be bound by, the provisions of Article VIII of the Receivables Purchase Agreement, provided that nothing set forth herein shall relieve Terra Capital from primary responsibility as Servicer pursuant to the Transaction Documents. Each Originator agrees that it may be terminated as sub-servicer (i) upon notice from the Administrative Agent after the occurrence of any Servicer Transfer Event and
(ii) upon notice from the Company to such Originator and the Administrative Agent at any time.


                                  ARTICLE VIII

                                INDEMNIFICATION

     8.1. Indemnities by Originators. Without limiting any other rights which the Company may have hereunder or under applicable law, each Originator hereby agrees to indemnify the Company and each of its assigns, officers, directors, employees and agents (each of the foregoing Persons being individually called a "Sale Indemnified Party"), on demand, from and against any and all damages, losses, claims, judgments, liabilities and related costs and expenses, including reasonable and documented attorneys' fees and disbursements (all of the foregoing being collectively called "Sale Indemnified Amounts") awarded against or incurred by any of them arising out of or as a result of the following:

          (a) the transfer by such Originator of an interest in any Transferred Receivable or Related Right to any Person other than the Company;

          (b) without duplication of amounts paid as Deemed Collections, the breach of any representation or warranty made by such Originator under or in connection with this Agreement or any other Transaction Document, or any information or report delivered by such Originator pursuant hereto or thereto which shall have been false or incorrect in any material respect when made or deemed made;

          (c) the failure by such Originator to comply with any applicable law, rule or regulation with respect to any Receivable or the related Contract, or the nonconformity of any Receivable or the related Contract with any such applicable law, rule or regulation;

          (d) the failure to vest and maintain vested in the Company an ownership interest in the Transferred Receivables and the Related Rights free and clear of any Adverse Claim, other than an Adverse Claim arising solely as a result of an act of the Company, the Purchasers or the Administrative Agent, whether existing at the time of the purchase of such Transferred Receivables or at any time thereafter;

          (e) the failure of such Originator to file with respect to itself, or any delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any Transferred Receivables or purported Transferred Receivables generated by such Originator, whether at the time of any purchase or at any subsequent time;

          (f) without duplication of amounts paid as Deemed Collections, any dispute, claim, offset or defense (other than discharge in bankruptcy) of the Obligor to the payment of any Transferred Receivable or purported Transferred Receivable generated by such Originator (including, without limitation, a defense based on such Receivables or the related Contracts not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the services or merchandise related to any such Transferred Receivable or the furnishing of or failure to furnish such services or merchandise;

          (g) any product liability claim arising out of or in connection with services or merchandise that are the subject of any Transferred Receivable generated by such Originator; and

          (h) any tax or governmental fee or charge (but not including franchise taxes imposed with respect to net income or taxes upon or measured by net income), all interest and penalties thereon or with respect thereto, and all out-of-pocket costs and expenses, including the reasonable and documented fees and expenses of counsel in defending against the same, which may arise by reason of the purchase or ownership of the Transferred Receivables generated by such Originator or any Related Right connected with any such Transferred Receivables;

excluding, however, (i) Sale Indemnified Amounts to the extent resulting from gross negligence or willful misconduct on the part of such Sale Indemnified Party, and (ii) any indemnification which has the effect of recourse to such Originator for non-payment of the Transferred Receivables due to credit problems of the Obligors.

     If for any reason the indemnification provided above in this Section 8.1 is unavailable to a Sale Indemnified Party or is insufficient to hold such Sale Indemnified Party harmless, then such Originator shall contribute to the amount paid or payable by such Sale Indemnified Party to the maximum extent permitted under applicable law.


                                   ARTICLE IX

                                 MISCELLANEOUS

     9.1.  Amendments, Etc.

          (a) The provisions of this Agreement may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing and consented to by the parties hereto, the Required Purchasers and the Administrative Agent.

          (b) No failure or delay on the part of the Company, Servicer, any Originator or any third party beneficiary in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on the Company, Servicer, or any Originator in any case shall entitle it to any notice or demand in similar or other circumstances. No waiver or approval by the Company or Servicer under this Agreement shall, except as may otherwise be stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval under this Agreement shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.

     9.2. Notices, Etc. All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including facsimile communication) and shall be personally delivered or sent by express mail or courier or by certified mail, postage-prepaid, or by facsimile, to the intended party at the address or facsimile number of such party set forth under its name on the signature pages hereof or at such other address or facsimile number as shall be designated by such party in a written notice to the other parties hereto. All such notices and communications shall be effective, (i) if personally delivered or sent by express mail or courier or if sent by certified mail, when received, and (ii) if transmitted by facsimile, when sent, receipt confirmed by telephone or electronic means.

     9.3. No Waiver; Cumulative Remedies. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

     9.4. Binding Effect; Assignability. This Agreement shall be binding upon and inure to the benefit of the Company, each Originator, Servicer and its respective successors and permitted assigns. No Originator may assign its rights hereunder or any interest herein without the prior written consent of the Company and the Administrative Agent; subject to Section 9.11, the Company may not assign its rights hereunder or any interest herein without the prior written consent of each Originator and the Administrative Agent. This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms, and shall remain in full force and effect until the date after the Sale Termination Date on which such Originator has received payment in full for all Transferred Receivables and Related Rights conveyed pursuant to Section 1.1 hereof and has paid and performed all of its obligations hereunder in full. The rights and remedies with respect to any breach of any representation and warranty made by any Originator pursuant to Article V and the indemnification and payment provisions of Article VIII and Section 9.6 shall be continuing and shall survive any termination of this Agreement.

     9.5. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF ILLINOIS.

     9.6. Costs, Expenses and Taxes. In addition to the obligations of the Originators under Article VIII, each Originator agrees to pay on demand:

          (a) all costs and expenses, including reasonable and documented attorneys' fees, in connection with the enforcement against any Originator of this Agreement and the other Transaction Documents executed by such Originator; and

          (b) all stamp and other similar taxes and fees payable or determined to be payable in connection with the execution, delivery, filing and recording of this Agreement or the other Transaction Documents, and agrees to indemnify each Sale Indemnified Party against any liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees.

     9.7. Submission to Jurisdiction. EACH PARTY HERETO HEREBY IRREVOCABLY (a) SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY ILLINOIS STATE OR UNITED STATES FEDERAL COURT SITTING IN CHICAGO, STATE OF ILLINOIS, OVER ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY TRANSACTION DOCUMENT; (b) AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH STATE OR UNITED STATES FEDERAL COURT; (c) WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING; (d) CONSENTS TO THE SERVICE OF ANY AND ALL PROCESS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES OF SUCH PROCESS TO SUCH PERSON AT ITS ADDRESS SPECIFIED IN
SECTION 9.2; AND (e) TO THE EXTENT ALLOWED BY LAW, AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY
LAW.   NOTHING IN THIS SECTION 9.7 SHALL AFFECT THE COMPANY'S RIGHT TO SERVE
LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING ANY ACTION OR PROCEEDING AGAINST ANY ORIGINATOR OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTIONS.

     9.8. Waiver of Jury Trial. EACH PARTY HERETO EXPRESSLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT, ANY OTHER TRANSACTION DOCUMENT, OR UNDER ANY AMENDMENT, INSTRUMENT OR DOCUMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR ARISING FROM ANY RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

     9.9. Captions and Cross References; Incorporation by Reference. The various captions (including, without limitation, the table of contents) in this Agreement are included for convenience only and shall not affect the meaning or interpretation of any provision of this Agreement. References in this Agreement to any underscored Section or Exhibit are to such Section or Exhibit of this Agreement, as the case may be. The Exhibits hereto are hereby incorporated by reference into and made a part of this Agreement.

     9.10. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

     9.11. Acknowledgment and Agreement. By execution below, each Originator expressly acknowledges and agrees that all of the Company's rights, title, and interests in, to, and under this Agreement shall be assigned by the Company to the Administrative

Agent, for the benefit of the Purchasers, pursuant to the Receivables Purchase Agreement, and each Originator consents to such assignment. Each of the parties hereto acknowledges and agrees that the Administrative Agent and the Purchasers are third party beneficiaries of the rights of the Company arising hereunder and under the other Transaction Documents to which any Originator is a party.

     9.12. No Proceedings. Each Originator agrees that it shall not institute against the Company, or join any other Person in instituting against the Company, any insolvency proceeding (namely, any proceeding of the type referred to in the definition of Event of Bankruptcy) so long as there shall not have elapsed one year plus one day since the End Date. The foregoing shall not limit such Originator's right to file any claim in or otherwise take any action with respect to any insolvency proceeding that was instituted by any Person other than such Originator.

     9.13. Addition of Originators. Additional Subsidiaries of the Parent may be added as Originators hereunder upon satisfaction of all of the following conditions:

          (i) the addition of such Originator is approved in writing by the Administrative Agent and the Required Purchasers (unless such Originator generates, on a pro forma basis, less than 10% of the aggregate Unpaid Balance of Designated Receivables in a calendar year, in which case no prior consent shall be necessary);

          (ii) such Originator delivers the documents referred to in Section
     4.1;

          (iii) such Originator delivers an opinion of counsel satisfactory in form and substance to the Administrative Agent;

          (iv) such Originator uses the same reporting system, is in similar lines of business and reports to the same management personnel as the existing Originators; and

          (v) such Originator delivers an agreement in form and substance satisfactory to the Administrative Agent agreeing to be bound by all of the terms and conditions of this Agreement and the other Transaction Documents.

     9.14. Deletion of BMLP. Upon the sale by Terra Capital of BMLP, or the partnership interests therein, or the assets thereof, or the equity interests in one or more of the partners thereof, or the equity interest of BMC Holdings, Inc. (which is the 99% limited partner of BMLP), BMLP shall no longer be an Originator hereunder, and shall have no right to continue to sell Receivables to the Company. Subject to Section 9.4, BMLP shall be released from all obligations under this Agreement upon such sale. Terra Capital agrees to promptly notify the Administrative Agent of the sale of its interests in BMLP.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.


                           TERRA FUNDING CORPORATION

                           By:___________________________________
                              Name Printed:______________________
                              Title:_____________________________

                           Address:

                           --------------------------------------
                           --------------------------------------
                           --------------------------------------
                           --------------------------------------
                           Attention:
                           Facsimile:  __________________________


                           TERRA CAPITAL, INC.

                           By:___________________________________
                              Name Printed:______________________
                              Title:_____________________________

                           Address:

                           --------------------------------------
                           --------------------------------------
                           --------------------------------------
                           --------------------------------------
                           Attention:
                           Facsimile:  _________________________


                           TERRA INTERNATIONAL, INC.

                           By:___________________________________
                              Name Printed:______________________
                              Title:_____________________________

                           Address:

                           --------------------------------------
                           --------------------------------------
                           --------------------------------------
                           --------------------------------------
                           Attention:
                           Facsimile:  __________________________

                           TERRA NITROGEN, LIMITED PARTNERSHIP

                           By:___________________________________
                              Name Printed:______________________
                              Title:_____________________________

                           Address:

                           --------------------------------------
                           --------------------------------------
                           --------------------------------------
                           --------------------------------------

                           Attention:
                           Facsimile:  _________________________


                           BEAUMONT METHANOL, LIMITED PARTNERSHIP

                           By:___________________________________
                              Name Printed:______________________
                              Title:_____________________________

                           Address:

                           --------------------------------------
                           --------------------------------------
                           --------------------------------------
                           --------------------------------------
                           Attention:
                           Facsimile:  _________________________

                                      S-2